SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    August 12, 2009

COBRA OIL & GAS COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-52782	26-2113613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Uptown Center 2100 West Loop South, Suite 400 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(832) 476-8941

 (Registrant’s telephone number, including area code)

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 12, 2009 we entered into a Purchase Agreement with Enercor, Inc., a Nevada corporation (“Enercor”).  Therein we acquired a 62.5% working interest in a lease covering 640 acres in Uintah County, Utah (Lease UTU – 27413).  The lease is subject to aggregate royalties of 18.25%.  The lease provides for conventional oil and gas drilling.  We intend to apply to the Bureau of Land Management for the issuance of a Combined Hydrocarbon Lease on the property which will allow us to also engage in tar sands extraction activity.  The balance of the lease rights are owned by Questar Corporation.  The lease is adjacent to the leases which are the subject of our July 25, 2009 and August 5, 2009 Purchase Agreements with Enercor.  We will pay Enercor 300,000 shares of our common stock for the working interest.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of this Report are as follows:

Exhibit 10.1	Purchase Agreement dated August 12, 2009 between Registrant and Enercor, Inc., a Nevada corporation

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA OIL & GAS COMPANY

Date: August 17, 2009	By:	/s/ Massimiliano Pozzoni
Name: Massimiliano Pozzoni
Title: President

3